Exhibit 4.4

         THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                        WARRANT TO PURCHASE COMMON STOCK

         This Warrant No. A1 certifies that, for good and valuable consideration, Berlwood Five, Ltd., a Texas limited partnership ("Holder"), is entitled to purchase Six Hundred Thousand (600,000) fully paid and nonassessable shares (the "Shares") of the common stock, $.001 par value per share (the "Common Stock"), of Emergisoft Holding, Inc., a Nevada corporation (the "Company"), at the price of One Dollar and Fifty Cents ($1.50) per Share (the "Warrant Price"), as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

                              ARTICLE 1. EXERCISE.

         1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Exhibit A to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

         1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate Fair Market Value of the Shares issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the Fair Market Value of one Share. The Fair Market Value of the Shares shall be determined pursuant to
Section 1.3.

         1.3 Fair Market Value. If the Shares are traded in a public market, the Fair Market Value of the Shares shall be the closing price of the Shares reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine Fair Market Value in its reasonable good faith judgment.

         1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

         1.5  Replacement  of  Warrants.   On  receipt  of  evidence  reasonably
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, and, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

         1.6      Merger or Consolidation of the Company.

                  (a) Acquisition. For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

                  (b) Assumption of Warrant. Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

             ARTICLE 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

         2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its Common Stock payable in Common Stock, or other securities, or subdivides the outstanding Common Stock into a greater amount of Common Stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

         2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this section shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

         2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares acquirable hereunder shall be proportionately decreased.

         2.4 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its Common Stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

         2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the factional interest by the Fair Market Value of a full Share.

         2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price and the number of Shares acquirable hereunder, the Company, at its expense, shall promptly compute such adjustment and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect on the date thereof and the number of Shares acquirable hereunder on such date and the series of adjustments leading to such Warrant Price and Share number.

            ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

         3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

         3.2 Notice of Certain Events. If the Company proposes at any time: (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of Common Stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) prompt prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above, prompt prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

         3.3 Automatic Exercise. If, as of the last day of the term hereof, this Warrant has not been fully exercised, then as of such date this Warrant shall be automatically converted, in full, in accordance with Section 1.2, without any action or notice by the Holder.

                         ARTICLE 4. REGISTRATION RIGHTS.

         4.1      Piggyback Registration Rights.
                  -----------------------------

                  (a) If, at any time prior to the expiration of two years from the last date on which this Warrant is validly exercised, the Company determines to Register any of its securities either for its own account or the account of a shareholder(s) exercising demand Registration rights, other than a Registration relating solely to employee benefit plans, or a Registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act or a Registration on any Registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration statement covering the sale of the Shares, the Company shall promptly give to Holder written notice thereof and include in such Registration (and any related qualification under blue sky laws), and in any underwriting involved therein, the number of Shares specified in a written request made by Holder within ten (10) days after receipt of such written notice from the Company so long as such Shares have been acquired or will be acquired pursuant to the exercise of this Warrant not later than the fifth business day prior to the filing of such Registration statement.

                  (b) If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, Holder's right to Registration shall be conditioned upon (i) Holder's participation in such underwriting and (ii) the inclusion of Holder's Shares in the underwriting pursuant to an underwriting agreement in customary form with the underwriter or underwriters selected by the Company; provided, however, that in the event of any reduction in the securities to be included in the Registration, the securities that may be included in the Registration and underwriting shall be allocated (1) first, to the Company, and (2) second, among the Holder and the other security holders distributing their securities through such underwriting, in proportion (as nearly as practicable) to the number of shares owned by each such party.

         4.2 Form S-3 Registration Rights. If, at any time before the last day on which this Warrant is validly exercised, the Company receives from Holder a written request or requests that it effect a Registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities of Holder, the Company shall:

                  (a) promptly give written notice of the proposed Registration, and any related qualification or compliance, to all other holders of similar warrants; and

                  (b) as soon as practicable, effect such Registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other shareholders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such Registration, qualification or compliance, pursuant to this section:

                           (1) if Form S-3 is not available for such offering by
                  Holder and the other shareholder(s);

                           (2) if Holder, together with the holders of any other
                  securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than Five Hundred Thousand Dollars ($500,000);

                           (3)  if the  Company  furnishes  to  Holder  and  the
                  shareholder(s) proposing to participate in such registration, a certificate signed by the Company's President stating that, in the good faith judgment of the Company's Board of Directors, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration statement for a period of not more than one hundred twenty
                  (120) days after receipt of Holder's request under this section; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period;

                           (4) if the Company has, within the  twenty-four  (24)
                  month period preceding the date of such request, already effected a Registration on Form S-3 for Holder pursuant to this section;

                           (5) in  any  particular  jurisdiction  in  which  the
                  Company would be required to qualify to do business or to execute a general consent to service of process in effecting such Registration, qualification or compliance; or

                           (6) of Shares  which have not been  acquired  or that
                  will not be acquired pursuant to the exercise of this Warrant or similar warrants before the fifth business day prior to the filing of the Registration statement.

                  (c) Subject to the foregoing, the Company shall use its best efforts to file a Registration statement covering the Registrable Securities and other securities so requested to be Registered as soon as practicable after receipt of Holder's request.

         4.3 Expenses of Company Registrations. The Company shall bear all Registration expenses incurred in connection with any Registration, qualification or compliance pursuant to this Article 4 (exclusive of Selling Expenses).

         4.4 Registration Procedures. In the case of each Registration, qualification or compliance effected by the Company pursuant hereto, the Company shall keep Holder advised in writing as to the initiation of each Registration, qualification and compliance and as to the completion thereof. At its expense, the Company shall:

                  (a) Keep such Registration, qualification or compliance effective for a period of one hundred twenty (120) days or until Holder has completed the distribution described in the Registration statement relating thereto, whichever first occurs;

                  (b) Furnish such number of prospectuses and other documents incident thereto as Holder from time to time may reasonably request;

                  (c) Prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration statement and the prospectus used in connection with such Registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration statement;

                  (d) Use its best efforts to Register and qualify the securities covered by such Registration statement under such other securities or blue sky laws of such jurisdictions as Holder reasonably requests; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Holder shall also enter into and perform its obligations under such an agreement;

                  (f) Notify Holder at any time when a prospectus relating to Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (g) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to such Registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration; and

                  (h) Furnish, at Holder's request, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with such Registration, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter, dated such date, from the Company's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

         4.5      Indemnification.

                  (a) The Company shall, if Shares are included in the securities as to which a Registration, qualification or compliance has been effected pursuant to this Article 4, indemnify Holder, each of Holder's directors, officers, employees and agents, and each entity or person controlling Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each entity or person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expense, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such Registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance, and shall reimburse Holder, each of Holder's directors, officers, employees and agents, and each entity or person controlling Holder, each such underwriter and each entity or person who controls any such underwriter, for any legal and any other expense reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company shall not be liable to Holder or an underwriter in any such case to the extent that any such claim, loss, damage, liability or expense which arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder or an underwriter and stated to be specifically for use therein.

                  (b) Holder shall, if Shares are included in the securities as to which a Registration, qualification or compliance has been effected pursuant to this Article 4, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such Registration, qualification or compliance, each  entity or person who  controls  the  Company
         or such underwriter within the meaning of Section 15 of the Securities Act, and each of its directors, officers, employees and agents, against all expense, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such Registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such Registration, qualification, or compliance, and shall reimburse the Company, such directors, officers, employees, agents, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration statement, prospectus offering circular or other document or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder and stated to be specifically for use therein; provided, however, that Holder's obligations hereunder shall be limited to an amount equal to the proceeds Holder received for Shares sold as contemplated herein.

                  (c) Each party entitled to indemnification under this section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this section unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such claim or litigation.

         If the indemnification provided for in this section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                             ARTICLE 5. DEFINITIONS.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Securities" means (i) the Shares, and (ii) shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares; provided, however, that any Shares described in the foregoing clauses that have been resold to the public shall cease to be Registrable Securities.

         "Registration Expenses" means all expenses the Company incurs in complying with Article 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, Blue Sky fees and expenses, and the expenses of any special audits incident to or required by any such Registration.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Expenses" means (i) all underwriting discounts and selling commissions applicable to the sale of securities Registered and sold pursuant to
Article  4, (ii) any  additional  costs and  disbursements  of  counsel  for the
Company that result from inclusion of Registrable Securities in the Registration, and (iii) the expenses of qualifying the securities covered by the Registration in a jurisdiction to the extent that the jurisdiction requires such qualification expense to be borne by the selling security holders.

                            ARTICLE 6. MISCELLANEOUS.

         6.1 Term. The term of this Warrant shall commence on the date hereof and terminate at 5:00 p.m. Central Time on the tenth (10th) anniversary of the date hereof.

         6.2 Legends. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         6.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

         6.4 Transfer Procedure. Subject to the provisions of Section 6.3, Holder may transfer this Warrant or the Shares issuable upon exercise of this Warrant by giving the Company notice setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee.

         6.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished by the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time.

         6.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         6.7 Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

         6.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its principles regarding conflicts of law.

         Dated the 3rd day of August, 2001.

                          EMERGISOFT HOLDING, INC.,
                          a Nevada corporation

                          By:      /s/ Dan Witte
                          -----------------------------------------------------
                          Name:    Dan Witte
                                   Chief Operating Officer/Chief Financial
                                   Officer